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                                                                  EXHIBIT (a)(7)

                          INSTRUCTIONS FOR WITHDRAWAL
                                       OF
           PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST
                                       IN
                              ANGELES PARTNERS XII

PLEASE NOTE THAT YOU MAY ONLY WITHDRAW UNITS TENDERED IN AN OUTSTANDING OFFER. ANY UNITS TENDERED IN PRIOR OFFERS AND PAID FOR MAY NOT BE WITHDRAWN.

1. DELIVERY OF NOTICE OF WITHDRAWAL. If you are withdrawing Units previously tendered pursuant to the offer to purchase, dated September 3, 1999 (the "Offer to Purchase") by ERP Operating Limited Partnership ("the "Purchaser") please complete, execute, detach and send the attached "Notice of Withdrawal of Previously Tendered Units" of ANGELES PARTNERS XII ("Notice of Withdrawal"), to:

              By Hand or Overnight Courier:             By Mail:
              MMS Escrow and Transfer Agency, Inc.      MMS Escrow and Transfer Agency, Inc.
              1845 Maxwell St., Suite 101               P.O. Box 7090
              Troy, MI 48084                            Troy, MI 48007-7090

              By Facsimile: (248) 614-4536
              Telephone: (888) 292-4264


         The Purchaser must receive the Notice of Withdrawal prior to October 7, 1999, the Expiration Date set forth in the Offer to Purchase, unless extended. Receipt of the facsimile transmission of the Notice of Withdrawal should be confirmed by telephone at the number set forth above. COPIES OF ALL NOTICE OF WITHDRAWALS SHOULD ALSO BE SENT OR TRANSMITTED TO RIVER OAKS PARTNERSHIP SERVICES, INC. AT P.O. BOX 2065,
         S. HACKENSACK, N.J. 07606-2065 (IF BY MAIL), 111 COMMERCE ROAD, CARLSTADT, N.J. 07072, ATTN.: REORGANIZATION DEPT. (IF BY OVERNIGHT COURIER), OR FAXED TO (201)896-0910.

2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, all such additional information should be listed on a separate schedule and attached as part of the Notice of Withdrawal.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Letter of Transmittal relating to the Offer to Purchase, in the same manner as such Letter of Transmittal was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Offer to Purchase are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. GUARANTEE OF SIGNATURES. If the signature was guaranteed on the Letter of Transmittal, then it must be guaranteed on the Notice of Withdrawal.



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                              NOTICE OF WITHDRAWAL
                                       OF
                               PREVIOUSLY TENDERED
                      UNITS OF LIMITED PARTNERSHIP INTEREST
                                       OF
                              ANGELES PARTNERS XII

TO:        MMS Escrow and Transfer Agency, Inc.
           1845 Maxwell St., Suite 101                   P.O. Box 7090
           Troy, MI 48084                                Troy, MI 48007-7090
           Facsimile: (248) 614-4536

Gentlemen:

         The following units of limited partnership interest (the "Units") of Angeles Partners XII (the "Partnership") previously tendered to ERP Operating Limited Partnership (the "Purchaser") are hereby withdrawn. Unless otherwise indicated under the Section "Number of Units Withdrawn," all units tendered to the Purchaser are hereby withdrawn. Failure to complete such Section shall be deemed to indicate the intent of the undersigned that all Units tendered to the Purchaser be withdrawn.

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                        DESCRIPTION OF UNIT(S) WITHDRAWN
                                       AND
                          SIGNATURE OF LIMITED PARTNERS

All registered holders of limited partnership units must sign exactly as name(s) appear(s) on the Partnership records. See Instruction 3.

NUMBER OF UNITS WITHDRAWN: ________ (If all Units, leave blank)


    X                                                           X
     -----------------------------------------                   -------------------------------------------
                  (Signature of Owner)                                   (Signature of Joint Owner)

    Name and Capacity (if other than individuals):
                                                  --------------------------------------

    Title:
          ------------------------------------------------------------------------------
    Address:
            ----------------------------------------------------------------------------

    ------------------------------------------------------------------------------------
    (City)                                  (State)                             (Zip)

    Area Code and Telephone No.     (Day):
                                          ----------------------------------------------
                                    (Evening):
                                              ------------------------------------------




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                        SIGNATURE GUARANTEE (IF REQUIRED)

                               (SEE INSTRUCTION 4)


    Name and Address of Eligible Institution:
                                             -----------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    Authorized Signature: X
                           -----------------------
    Name:
         -----------------------------------------
    Title:                                         Date:
          ------------------------------------          ------------------------

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